UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 7, 2007

THE BUREAU OF NATIONAL AFFAIRS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
2-28286	53-0040540
(Commission File Number)	(IRS Employer Identification No.)

1231 25th St., N.W., Washington D.C.	20037
(Address of principal executive offices)	(Zip Code)

(202) 452-4200
Registrant's telephone number, including area code

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⁭   Written Communications pursuant Rule 425 under the Securities Act (17 CFR230.425)

⁭   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

⁭   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2007, The Board of Directors of The Bureau of National Affairs, Inc. (the "Company") elected Robert P. Ambrosini as Vice President and Chief Financial Officer. Copies of the press release and letter to Stockholders announcing this election  are being furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Report on Form 8-K.

Mr. Ambrosini’s appointment is effective as of June 18, 2007. He joins BNA from Fairfield Language Technologies, Inc., a publisher of foreign language study programs, where he had been interim Chief Financial Officer since June, 2006. From 2004 – 2006, he was Senior Vice President, Finance and Administration for the National Geographic Channel, and from 2000 – 2004, he was Executive Vice President and Chief Financial Officer of Black Entertainment Television, Inc.

The terms of Mr. Ambrosini’s employment are outlined in an offer letter to Mr. Ambrosini dated June 7, 2007, a copy of which is attached hereto as Exhibit 10.1. Mr. Ambrosini’s base salary will be $300,000 and he will be eligible for a cash bonus with a target of 10 percent of base salary for 2007 performance.  Mr. Ambrosini will be employed on an “at-will” basis. Mr. Ambrosini will also be entitled to participate in the Company’s other benefit plans on terms consistent with those applicable to the Company’s executive officers generally.

Pursuant to the terms of a severance agreement effective June 18, 2007, Mr. Ambrosini will also be entitled, during the first two years of the agreement, to one year's salary in the event he is discharged other than for cause or in certain other circumstances. In addition, during the term of the agreement, if he is discharged within one year after a change in control of the Company, he would be entitled to either one year or two years' salary, depending upon when the change of control became effective. A copy of the severance agreement is attached hereto as exhibit 10.2.

The description of the offer letter and severance agreement are qualified entirely by the terms and conditions contained therein.

Also on June 7, 2007, the Board of Directors approved the adoption of the 2007 P&L Manager’s Incentive Compensation Plan, as recommended by the Executive Compensation Committee (composed of the independent board directors). Under the plan, eligible managers with Profit and Loss responsibility, including certain of the Company’s named executive officers, would be eligible at 2007 year-end for the award of a cash bonus. The cash bonus is based on an incentive target of 10 percent of base salary (net of any compensation generally available to employees under the Company’s cash profit sharing formula) if certain revenue growth and profit goals are met. Actual bonuses may be greater or less than the incentive target based on the level of achievement of the foregoing factors.

ITEM 9.01                                Financial Statements and Exhibits

Exhibit  10.1                                Offer Letter dated June 7, 2007.

Exhibit  10.2                                Severance Agreement effective June 18, 2007.

Exhibit  99.1                                Press Release dated June 11, 2007, entitled “BNA elects Robert P. Ambrosini, VP & Chief Financial Officer”.

Exhibit  99.2                                Letter to BNA Stockholders dated June 7, 2007.

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bureau of National Affairs, Inc.

By/s/Paul N. Wojcik
Paul N. Wojcik
Chairman, Chief Executive Officer,
and Director

DATE: June 11, 2007